FB Financial Corporation Reports Second Quarter 2021 Results
Reports Q2 diluted EPS of $0.90, ROAA of 1.46%

NASHVILLE, TENNESSEE— July 19, 2021-- FB Financial Corporation (the “Company”) (NYSE: FBK), parent company of FirstBank, reported net income of $43.3 million, or $0.90 per diluted common share, compared to $0.70 per diluted common share in the same quarter last year and $1.10 in the previous quarter. Excluding non-operating activity, adjusted net income was $42.3 million, or $0.88 per diluted common share, compared to $0.74 per diluted common share in the same quarter last year and $1.12 in the previous quarter. The Company's return on average assets for the second quarter was 1.46% (1.43% adjusted) and return on tangible common equity was 16.1% (15.8% adjusted). The Company recorded growth in loans held for investment ("HFI") of $151.6 million in the second quarter, or 8.63% annualized. Excluding Paycheck Protection Program ("PPP") loans, the Company recorded HFI loan growth of $239.9 million, or 13.9% annualized. The Company recorded total reversals of loan loss provisions amounting to $13.8 million, bringing the allowance for credit losses ("ACL") to 2.01% of HFI loans, or 2.03% adjusted, to remove PPP loans.
For the six months ended June 30, 2021, the Company reported net income of $96.2 million, or $2.00 per diluted common share, compared to $23.6 million, or $0.74 per diluted common share, for the same period in 2020. Adjusting for non-operating items, EPS was $2.00 and $0.92 for the first six months of 2021 and 2020, respectively. The Company’s book value per common share at quarter-end was $28.96 and the tangible book value ("TBV") per common share was $23.43, representing a 16.4% annualized increase in TBV from the previous quarter-end.
President and Chief Executive Officer, Christopher T. Holmes stated, “The team delivered an outstanding quarter of loan growth and also lowered deposit costs by 10 bps during the quarter. These efforts contributed to net interest income growth of 4.83% quarter over quarter, or 19.4% annualized. We also added value for our shareholders by increasing our tangible book value per share at an annualized rate of 15.8%, during the first half of the year.”
Performance Summary

	2021		2020	Annualized
(dollars in thousands, expect per share data)	Second Quarter	First Quarter	Second Quarter	2Q21 / 1Q21 % Change	2Q21 / 2Q20 % Change
Balance Sheet Highlights
Investment securities	$1,409,175	$1,229,845	$751,767	58.5%	87.4%
Mortgage loans held for sale, at fair value	697,407	834,779	435,479	(66.0)%	60.1%
Commercial loans held for sale, at fair value	124,122	174,983	—	(116.6)%	100.0%
Loans held for investment (HFI)	7,198,954	7,047,342	4,827,023	8.63%	49.1%
Adjusted loans held for investment*	7,141,548	6,901,645	4,512,345	13.9%	58.3%
Allowance for credit losses	144,663	157,954	113,129	(33.8)%	27.9%
Total assets	11,918,367	11,935,826	7,255,536	(0.59)%	64.3%
Customer deposits	10,163,056	10,219,173	5,937,373	(2.20)%	71.2%
Brokered and internet time deposits	40,900	37,713	15,428	33.9%	165.1%
Total deposits	10,203,956	10,256,886	5,952,801	(2.07)%	71.4%
Borrowings	183,962	180,179	328,662	8.42%	(44.0)%
Total common shareholders' equity	1,371,721	1,329,103	805,216	12.9%	70.4%
Book value per share	$28.96	$28.08	$25.08	12.6%	15.5%
Total common shareholders' equity to total assets	11.5%	11.1%	11.1%
Tangible book value per common share*	$23.43	$22.51	$19.07	16.4%	22.9%
Tangible common equity to tangible assets*	9.52%	9.13%	8.67%
* Certain measures are considered non-GAAP financial measures. See “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information, which accompanies this Earnings Release, as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation dated July 20, 2021, for a reconciliation and discussion of this non-GAAP measure.

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FB Financial Corporation
Second Quarter 2021 Results

	2021		2020
(dollars in thousands, except share data)	Second Quarter	First Quarter	Second Quarter
Results of operations
Net interest income	$86,563	$82,576	$55,337
NIM	3.18%	3.19%	3.50%
Provisions for credit losses	$(13,839)	$(13,854)	$25,921
Net charge-off ratio	0.02%	0.05%	0.00%
Noninterest income	$49,300	$66,730	$81,491
Mortgage banking income	$35,499	$55,332	$72,168
Total revenue	$135,863	$149,306	$136,828
Noninterest expense	$92,960	$94,698	$80,579
Merger and offering expenses	$605	$—	$1,586
Efficiency ratio	68.4%	63.4%	58.9%
Core efficiency ratio*	68.9%	63.0%	57.5%
Adjusted pre-tax, pre-provision earnings*	$41,357	$55,461	$57,835
Total adjusted mortgage banking pre-tax net contribution*	$542	$16,348	$33,616
Net income applicable to FB Financial Corporation(1)	$43,294	$52,874	$22,873
Diluted earnings per common share	$0.90	$1.10	$0.70
Effective tax rate	23.7%	22.8%	24.6%
Weighted average number of shares outstanding - fully diluted	47,993,773	47,969,106	32,506,417
Actual shares outstanding - period end	47,360,950	47,331,680	32,101,108
Returns on average:
As reported
Assets ("ROAA")	1.46%	1.86%	1.30%
Equity ("ROAE")	13.0%	16.5%	11.6%
Tangible common equity ("ROATCE")*	16.1%	20.6%	15.3%
* Certain measures are considered non-GAAP financial measures. See "Use of non-GAAP Financial Measures" and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information, which accompanies this Earnings Release, as well as "Use of non-GAAP Financial Measures" and the Appendix in the Earnings Release Presentation dated July 20, 2021, for a reconciliation and discussion of this non-GAAP measure.
(1) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in fourth quarter of 2020.

Balance Sheet Strength
The Company reported loan balances (HFI) of $7.20 billion, an increase of $151.6 million, or 8.63% annualized, from March 31, 2021. Excluding PPP loans, adjusted loans (HFI) were $7.14 billion, representing an increase of $239.9 million, or 13.9% annualized, on a linked quarter basis. The contractual yield on loans decreased to 4.31% in the second quarter of 2021 from 4.39% in the first quarter of 2021.
Additionally, during the quarter, on balance sheet liquidity decreased to $2.13 billion, or 18.3% of tangible assets, from $2.26 billion, or 19.3% of tangible assets. During the second quarter of 2021, investment securities increased by $179.3 million from the previous quarter to $1.41 billion, or 11.8% of total assets.
The Company's net interest income on a tax-equivalent basis for the second quarter of 2021 was $87.3 million, an increase from $83.4 million in the previous quarter. The Company's net interest margin (“NIM”) was 3.18% for the second quarter, compared to 3.19% for the first quarter of 2021. The NIM for the second quarter of 2021 was impacted by a 13 basis point decline in the yield on interest-earning assets and a 16 basis point decline in the cost of interest-bearing liabilities on a linked quarter basis. As of June 30, 2021, $256.3 million in PPP loans had been forgiven, which accounts for 81.4% of originated PPP loans. For the second quarter of 2021, the average yield on PPP loans was 4.74%, inclusive of $1.1 million in loan fees recognized during the quarter.
During the second quarter of 2021, customer deposits decreased by $56.1 million to $10.16 billion. The Company's total cost of deposits declined by 10 basis points to 0.31% and the cost of interest-bearing deposits decreased to 0.41% from 0.53% in the previous quarter. Additionally, on July 1, 2021, the Company redeemed $20.0 million of subordinated debt with an effective interest rate of 4.73%.

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FB Financial Corporation
Second Quarter 2021 Results

Commercial Loans Held for Sale (HFS)
As of June 30, 2021, the fair value of commercial loans HFS totaled $124.1 million, a decrease from $175.0 million at March 31, 2021. The decline in fair value resulted primarily from the resolution of five relationships and payment activity on the remaining ten relationships, which resulted in gains from changes in fair value of $1.4 million in the second quarter of 2021 compared to a loss of $0.9 million experienced in the first quarter of 2021.
Chief Financial Officer Michael Mettee stated, “We continue to lower our commercial loans HFS exposure. These loans continue to perform satisfactorily, and we experienced a positive mark-to-market on the portfolio this quarter. As we have discussed in prior quarters, this portfolio continues to decrease as a result of external refinances and 62% of the commercial HFS loan balances resulting from the Franklin combination have been resolved.”
Mortgage In Line with Expectations
Noninterest income was $49.3 million for the second quarter of 2021, compared to $66.7 million for the first quarter of 2021 and $81.5 million for the second quarter of 2020. Mortgage banking income was $35.5 million for the second quarter of 2021, compared to $55.3 million for the first quarter of 2021 and $72.2 million for the second quarter of 2020.
The Company's total mortgage banking pre-tax direct contribution for the second quarter of 2021 was $0.5 million, compared to $16.3 million for the first quarter of 2021 and $33.6 million for the second quarter of 2020. Interest rate lock commitment volume totaled $1.77 billion in the second quarter of 2021 compared to $1.89 billion in the first quarter of 2021 and $2.24 billion in the second quarter of 2020.
Mettee noted, “The mortgage business performed as we expected in the second quarter, with the decrease from the prior quarter related to lower lock volumes and declining margins.”
Expense Management
Noninterest expenses were $93.0 million for the second quarter of 2021, compared to $94.7 million for the first quarter of 2021 and $80.6 million for the second quarter of 2020. Core noninterest expense was $93.1 million for the second quarter of 2021, $94.7 million for the first quarter of 2021, and $79.0 million for the second quarter of 2020.
During the second quarter of 2021, the Company's core efficiency ratio was 68.9%, compared to 63.0% in the first quarter of 2021 and 57.5% for the second quarter of 2020. The Banking segment was flat with the previous quarter with a core efficiency ratio of 58.6% while the Mortgage segment efficiency ratio increased to 97.9% for the second quarter of 2021 from 70.4% in the previous quarter.
Mettee noted, “We continue to manage our expense structure as we invest in our teams to support our customer centric model, our growth expectations and our risk management framework.”
Credit Strength
The Company recorded total reversals in provisions for credit losses of $13.8 million in the second quarter of 2021, including a reversal of provision for credit losses on unfunded commitments of $1.0 million. The Company continues to maintain a strong balance sheet with an ACL of $144.7 million as of June 30, 2021, representing 2.01% of loans HFI, or 2.03% when adjusted to exclude PPP loans. This compares to an ACL percentage of 2.24% of loans HFI, or 2.29% when adjusted to exclude PPP loans as of the prior quarter-end.
The Company's net charge-offs to average loans was 0.02% for the second quarter of 2021 compared to net charge-offs to average loans of 0.05% in the first quarter of 2021. The Company's nonperforming assets decreased to 0.66% of total assets as of June 30, 2021, compared to 0.77% at March 31, 2021. Nonperforming loans were 0.83% of loans HFI at June 30, 2021, compared to 0.94% at March 31, 2021. Deferrals resulting from the COVID-19 pandemic decreased to $73.9 million, or 1.03% of loans HFI, as of June 30, 2021, compared to the aggregate balance deferred during the crisis of $1.64 billion. Of the $73.9 million in remaining deferrals, $25.1 million, or 0.35% of loans HFI, as of June 30, 2021, are receiving a full deferral of principal and interest, while $48.8 million, or 0.68% of loans HFI, as of June 30, 2021, are making interest payments and deferring principal payments.
Holmes commented, “Credit quality remains strong, and our local economies continue to prosper, resulting in a release from our ACL in the second quarter. I would expect to see future releases from our ACL in the coming quarters if these trends continue.”

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FB Financial Corporation
Second Quarter 2021 Results

Capital Strength
“We remain in a position of strength with total capital to risk weighted assets of 14.9% and tangible common equity to tangible assets of 9.52%. The Company is well positioned to deploy capital as opportunities arise,” commented Holmes.
Summary
Holmes further commented, “The second quarter of 2021 highlighted our organic growth capability and our team's focus on execution coming out of the pandemic and the combination with Franklin. The Company remains steadfast in its commitment to customers, associates and shareholders and looks forward to the opportunities ahead.”
WEBCAST AND CONFERENCE CALL INFORMATION
FB Financial Corporation will host a conference call to discuss the Company's financial results at 8:00 a.m. CT on July 20, 2021, and the conference call will be broadcast live over the Internet at https://services.choruscall.com/mediaframe/webcast.html?webcastid=K9kfsusM. An online replay will be available approximately an hour following the conclusion of the live broadcast.
ABOUT FB FINANCIAL CORPORATION
FB Financial Corporation (NYSE: FBK) is a financial holding company headquartered in Nashville, Tennessee. FB Financial Corporation operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 81 full-service bank branches across Tennessee, Kentucky, Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $11.9 billion in total assets.

MEDIA CONTACT:	FINANCIAL CONTACT:

Jeanie M. Rittenberry	Robert Hoehn
615-313-8328	615-564-1212
jrittenberry@firstbankonline.com	rhoehn@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com
SUPPLEMENTAL FINANCIAL INFORMATION AND EARNINGS PRESENTATION
Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Supplemental Financial Information and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (“SEC”) on July 19, 2021.
BUSINESS SEGMENT RESULTS
The Company has included its business segment financial tables as part of this Earnings Release. A detailed discussion of our historical business segments is included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020. Further discussion on the revisions to segment reporting made in the first quarter of 2021 is included in the Company's 10-Q filed with the SEC for the period ended March 31, 2021, and investors are encouraged to review that discussion in conjunction with this Earnings Release.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release that are not historical in nature may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the projected impact of the COVID-19 global pandemic on our business operations, statements relating to the benefits, costs, and synergies of the merger with Franklin Financial Network, Inc. (“Franklin”) (the “merger”), and FB Financial’s future plans, results, strategies, and expectations. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon management's current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond FB Financial’s control. The inclusion of these forward-looking statements should not be regarded as a representation by FB Financial or any other person that such expectations, estimates, and projections will be achieved. Accordingly, FB Financial cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to
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FB Financial Corporation
Second Quarter 2021 Results

differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of inflation, interest rate fluctuations, changes in the economy or supply-demand imbalances affecting local real estate prices, and high unemployment rates in the local or regional economies in which we operate and/or the US economy generally, (2) the effects of the COVID-19 pandemic, including the magnitude and duration of the pandemic and its impact on general economic and financial market conditions and on our business and our customers' business, results of operations, asset quality and financial condition, as well as the efficacy, distribution, and public adoption of vaccines, (3) changes in government interest rate policies and its impact on our business, net interest margin, and mortgage operations, (4) our ability to effectively manage problem credits, (5) the risk that the cost savings and any revenue synergies from the merger or another acquisition may not be realized or may take longer than anticipated to be realized, (6) the ability of FB Financial to effectively integrate and manage the larger and more complex operations of the combined company following the merger, (7) FB Financial’s ability to successfully execute its various business strategies, (8) the impact of the recent change in the U.S. presidential administration and Congress and any resulting impact on economic policy, capital markets, federal regulation, and the response to the COVD-19 pandemic, (9) the potential impact of the proposed phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR, (10) the effectiveness of our cyber security controls and procedures to prevent and mitigate attempted intrusions, (11) the Company's dependence on information technology systems of third party service providers and the risk of systems failures, interruptions, or breaches of security, and (12) general competitive, economic, political, and market conditions. Further information regarding FB Financial and factors which could affect the forward-looking statements contained herein can be found in FB Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in any of FB Financial's subsequent filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond FB Financial’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this release, and FB Financial undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for FB Financial to predict their occurrence or how they will affect the company.
FB Financial qualifies all forward-looking statements by these cautionary statements.
GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES
This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures include, without limitation, adjusted earnings, adjusted diluted earnings per share, adjusted and unadjusted pre-tax pre-provision earnings, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted mortgage contribution, adjusted return on average tangible common equity, adjusted pre-tax pre-provision return on average tangible common equity, adjusted return on average assets and equity, and adjusted pre-tax pre-provision return on average assets and equity. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company also includes an adjusted allowance for credit losses, adjusted loans held for investment, and adjusted allowance for credit losses to loans held for investment, which all exclude the impact of PPP loans. The Company refers to these non-GAAP measures as adjusted measures. Also, the Company presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles.
The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial
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FB Financial Corporation
Second Quarter 2021 Results

measures the Company has discussed herein when comparing such non-GAAP financial measures. See the “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation dated July 20, 2021, for additional discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.
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FB Financial Corporation
Second Quarter 2021 Results

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)
	2021		2020
	Second Quarter	First Quarter	Second Quarter
Statement of Income Data
Total interest income	$96,329	$94,785	$65,607
Total interest expense	9,766	12,209	10,270
Net interest income	86,563	82,576	55,337
Total noninterest income	49,300	66,730	81,491
Total noninterest expense	92,960	94,698	80,579
Earnings before income taxes and provisions for credit losses	42,903	54,608	56,249
Provisions for credit losses	(13,839)	(13,854)	25,921
Income tax expense	13,440	15,588	7,455
Net income applicable to noncontrolling interest	8	—	—
Net income applicable to FB Financial Corporation(c)	$43,294	$52,874	$22,873
Net interest income (tax-equivalent basis)	$87,321	$83,368	$55,977
Adjusted net income*	$42,317	$53,505	$24,086
Adjusted pre-tax, pre-provision earnings*	$41,357	$55,461	$57,835
Per Common Share
Diluted net income	$0.90	$1.10	$0.70
Adjusted diluted net income*	0.88	1.12	0.74
Book value	28.96	28.08	25.08
Tangible book value*	23.43	22.51	19.07
Weighted average number of shares outstanding - fully diluted	47,993,773	47,969,106	32,506,417
Period-end number of shares	47,360,950	47,331,680	32,101,108
Selected Balance Sheet Data
Cash and cash equivalents	$1,717,097	$1,895,133	$717,592
Loans held for investment (HFI)	7,198,954	7,047,342	4,827,023
Allowance for credit losses(a)	(144,663)	(157,954)	(113,129)
Mortgage loans held for sale, at fair value	697,407	834,779	435,479
Commercial loans held for sale, at fair value	124,122	174,983	—
Investment securities, at fair value	1,409,175	1,229,845	751,767
Other real estate owned, net	11,986	11,177	15,091
Total assets	11,918,367	11,935,826	7,255,536
Customer deposits	10,163,056	10,219,173	5,937,373
Brokered and internet time deposits	40,900	37,713	15,428
Total deposits	10,203,956	10,256,886	5,952,801
Borrowings	183,962	180,179	328,662
Total common shareholders' equity	1,371,721	1,329,103	805,216
Selected Ratios
Return on average:
Assets	1.46%	1.86%	1.30%
Shareholders' equity	13.0%	16.5%	11.6%
Tangible common equity*	16.1%	20.6%	15.3%
Average shareholders' equity to average assets	11.3%	11.3%	11.2%
Net interest margin (NIM) (tax-equivalent basis)	3.18%	3.19%	3.50%
Efficiency ratio (GAAP)	68.4%	63.4%	58.9%
Core efficiency ratio (tax-equivalent basis)*	68.9%	63.0%	57.5%
Loans HFI to deposit ratio	70.6%	68.7%	81.1%
Total loans to deposit ratio	78.6%	78.6%	88.4%
Yield on interest-earning assets	3.53%	3.66%	4.14%
Cost of interest-bearing liabilities	0.49%	0.65%	0.94%
Cost of total deposits	0.31%	0.41%	0.65%
Credit Quality Ratios
Allowance for credit losses as a percentage of loans HFI(a)	2.01%	2.24%	2.34%
Adjusted allowance for credit losses as a percentage of loans HFI*(a)	2.03%	2.29%	2.51%
Net charge-offs (recoveries) as a percentage of average loans HFI	0.02%	0.05%	—%
Nonperforming loans HFI as a percentage of total loans HFI	0.83%	0.94%	0.72%
Nonperforming assets as a percentage of total assets	0.66%	0.77%	0.71%
Preliminary capital ratios (Consolidated)
Total common shareholders' equity to assets	11.5%	11.1%	11.1%
Tangible common equity to tangible assets*	9.52%	9.13%	8.67%
Tier 1 capital (to average assets)	10.1%	10.1%	9.70%
Tier 1 capital (to risk-weighted assets)(b)	12.7%	12.3%	11.9%
Total capital (to risk-weighted assets)(b)	14.9%	14.6%	13.2%
Common equity Tier 1 (to risk-weighted assets) (CET1)(b)	12.4%	12.0%	11.4%
(a) Excludes reserve for credit losses on unfunded commitments of $13.2 million, $14.2 million, and $6.5 million recorded in accrued expenses and other liabilities at June 30, 2021, March 31, 2021, and June 30, 2020, respectively.
(b) We calculate our risk-weighted assets using the standardized method of the Basel III Framework.
(c) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in second quarter of 2021.
*These measures are considered non-GAAP financial measures. See "GAAP Reconciliation and Use of non-GAAP Financial Measures" and the corresponding financial tables below for reconciliations of these non-GAAP measures. Investors are encouraged to refer to the discussion of non-GAAP measures included in the corresponding earnings release.
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FB Financial Corporation
Second Quarter 2021 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2021		2020
Adjusted earnings	Second Quarter	First Quarter	Second Quarter
Income before income taxes	$56,742	$68,462	$30,328
Plus merger, conversion and offering expenses	605	—	1,586
Less other non-operating items(1)	2,151	(853)	—
Adjusted pre-tax earnings	55,196	69,315	31,914
Income tax expense, adjusted	12,879	15,810	7,828
Adjusted earnings	$42,317	$53,505	$24,086
Weighted average common shares outstanding - fully diluted	47,993,773	47,969,106	32,506,417
Adjusted diluted earnings per share
Diluted earnings per common share	$0.90	$1.10	$0.70
Plus merger, conversion and offering expenses	0.01	—	0.05
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	—	—
Less other non-operating items	0.04	(0.02)	—
Less tax effect	(0.01)	—	0.01
Adjusted diluted earnings per share	$0.88	$1.12	$0.74
(1 2Q21 includes a $1,364 gain from change in fair value of commercial loans held for sale acquired from Franklin and a $787 gain from lease terminations; 1Q21 includes a $853 loss from change in fair value of commercial loans held for sale acquired from Franklin.

Adjusted earnings	1H 2021	1H 2020	2020
Income before income taxes	$125,204	$31,153	$82,461
Plus merger, conversion and offering expenses	605	4,636	34,879
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	2,885	66,136
Less other non-operating items(1)	1,298	—	(4,400)
Adjusted pre-tax earnings	124,511	38,674	187,876
Income tax expense, adjusted	28,690	9,292	45,944
Adjusted earnings	$95,821	$29,382	$141,932
Weighted average common shares outstanding - fully diluted	47,976,533	32,109,194	38,099,744
Adjusted diluted earnings per share
Diluted earnings per common share	$2.00	$0.74	$1.67
Plus merger, conversion and offering expenses	0.01	0.14	0.92
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	0.09	1.74
Less other non-operating items	0.02	—	(0.11)
Less tax effect	(0.01)	0.05	0.71
Adjusted diluted earnings per share	$2.00	$0.92	$3.73
(1) 2021 includes a $511 gain from change in fair value on commercial loans held for sale acquired from Franklin and a $787 gain from lease terminations; 2020 includes $6,838 FHLB prepayment penalties, $1,505 losses on other real estate owned offset by $715 cash life insurance benefit and $3,228 gain from change in fair value on commercial loans held for sale acquired from Franklin.

	2021		2020
Adjusted pre-tax pre-provision earnings	Second Quarter	First Quarter	Second Quarter
Income before income taxes	$56,742	$68,462	$30,328
Plus provisions for credit losses	(13,839)	(13,854)	25,921
Pre-tax pre-provision earnings	42,903	54,608	56,249
Plus merger, conversion and offering expenses	605	—	1,586
Less other non-operating items	2,151	(853)	—
Adjusted pre-tax pre-provision earnings	$41,357	$55,461	$57,835

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FB Financial Corporation
Second Quarter 2021 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2021		2020
Core efficiency ratio (tax-equivalent basis)	Second Quarter	First Quarter	Second Quarter
Total noninterest expense	$92,960	$94,698	$80,579
Less merger, conversion and offering expenses	605	—	1,586
Less gain on lease terminations	(787)	$—	—
Core noninterest expense	$93,142	$94,698	$78,993
Net interest income (tax-equivalent basis)	$87,321	$83,368	$55,977
Total noninterest income	49,300	66,730	81,491
Less gain (loss) on change in fair value on commercial loans held for sale	1,364	(853)	—
Less (loss) gain on sales or write-downs of other real estate owned and other assets	(27)	485	32
Less gain (loss) from securities, net	144	83	(28)
Core noninterest income	47,819	67,015	81,487
Core revenue	$135,140	$150,383	$137,464
Efficiency ratio (GAAP)(a)	68.4%	63.4%	58.9%
Core efficiency ratio (tax-equivalent basis)	68.9%	63.0%	57.5%
(a) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue

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FB Financial Corporation
Second Quarter 2021 Results

Non-GAAP Reconciliation (continued)
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

During the first quarter of 2021, the Company re-evaluated its reportable business segments to align all retail mortgage activities with the Mortgage segment. Previously, the Company chose to assign retail mortgage activities within the Banking geographical footprint to the Banking Segment. The results of mortgage retail footprint have been assigned to the Mortgage segment for all periods presented. As such, historical segment efficiency ratios have been recast for consistency with these changes.

	2021		2020
Banking segment core efficiency ratio (tax equivalent)	Second Quarter	First Quarter	Second Quarter
Core noninterest expense	$93,142	$94,698	$78,993
Less Mortgage segment noninterest expense	34,766	38,963	38,539
Core Banking segment noninterest expense	$58,376	$55,735	40,454
Core revenue	$135,140	$150,383	137,464
Less Core Mortgage segment total revenue	35,509	55,311	72,155
Core Banking segment total revenue	$99,631	$95,072	$65,309
Banking segment core efficiency ratio (tax-equivalent basis)	58.6%	58.6%	61.9%

Mortgage segment core efficiency ratio (tax equivalent)
Mortgage segment noninterest expense	$34,766	$38,963	$38,539
Mortgage segment total revenue	35,308	55,311	72,155
Less loss on sales or write-downs of other real estate owned	(201)	—	—
Core Mortgage segment total revenue	$35,509	$55,311	$72,155
Mortgage segment core efficiency ratio (tax-equivalent basis)	97.9%	70.4%	53.4%

	2021		2020
Adjusted Mortgage contribution	Second Quarter	First Quarter	Second Quarter
Total Mortgage pre-tax net contribution	$542	$16,348	$33,616
Pre-tax pre-provision earnings	42,903	54,608	56,249
% total Mortgage pre-tax pre-provision net contribution	1.26%	29.9%	59.8%
Adjusted pre-tax pre-provision earnings	$41,357	$55,461	$57,835
% total adjusted Mortgage pre-tax pre-provision net contribution	1.31%	29.5%	58.1%

	2021		2020
Tangible assets and equity	Second Quarter	First Quarter	Second Quarter
Tangible assets
Total assets	$11,918,367	$11,935,826	$7,255,536
Less goodwill	242,561	242,561	175,441
Less intangibles, net	19,592	20,986	17,671
Tangible assets	$11,656,214	$11,672,279	$7,062,424
Tangible common equity
Total common shareholders' equity	$1,371,721	$1,329,103	$805,216
Less goodwill	242,561	242,561	175,441
Less intangibles, net	19,592	20,986	17,671
Tangible common equity	$1,109,568	$1,065,556	$612,104
Common shares outstanding	47,360,950	47,331,680	32,101,108
Book value per common share	$28.96	$28.08	$25.08
Tangible book value per common share	$23.43	$22.51	$19.07
Total common shareholders' equity to total assets	11.5%	11.1%	11.1%
Tangible common equity to tangible assets	9.52%	9.13%	8.67%

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FB Financial Corporation
Second Quarter 2021 Results

Non-GAAP Reconciliation (continued)
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2021		2020
Return on average tangible common equity	Second Quarter	First Quarter	Second Quarter
Total average shareholders' equity	$1,339,938	$1,303,493	$795,705
Less average goodwill	242,561	242,561	175,150
Less average intangibles, net	20,253	21,695	18,209
Average tangible common equity	$1,077,124	$1,039,237	$602,346
Net income	$43,294	$52,874	$22,873
Return on average equity	13.0%	16.5%	11.6%
Return on average tangible common equity	16.1%	20.6%	15.3%
Adjusted net income	$42,317	$53,505	$24,086
Adjusted return on average tangible common equity	15.8%	20.9%	16.1%
Adjusted pre-tax pre-provision earnings	$41,357	$55,461	$57,835
Adjusted pre-tax pre-provision return on average tangible common equity	15.4%	21.6%	38.6%

	2021		2020
Adjusted return on average assets and equity	Second Quarter	First Quarter	Second Quarter
Net income	$43,294	$52,874	$22,873
Average assets	11,900,450	11,508,783	7,074,612
Average equity	1,339,938	1,303,493	795,705
Return on average assets	1.46%	1.86%	1.30%
Return on average equity	13.0%	16.5%	11.6%
Adjusted net income	$42,317	$53,505	$24,086
Adjusted return on average assets	1.43%	1.89%	1.37%
Adjusted return on average equity	12.7%	16.6%	12.2%
Adjusted pre-tax pre-provision earnings	$41,357	$55,461	$57,835
Adjusted pre-tax pre-provision return on average assets	1.39%	1.95%	3.29%
Adjusted pre-tax pre-provision return on average equity	12.4%	17.3%	29.2%

	2021		2020
Adjusted allowance for credit losses to loans held for investment	Second Quarter	First Quarter	Second Quarter
Allowance for credit losses	$144,663	$157,954	$113,129
Less allowance for credit losses attributed to PPP loans	9	23	51
Adjusted allowance for credit losses	$144,654	$157,931	$113,078
Loans held for investment	$7,198,954	$7,047,342	$4,827,023
Less PPP loans	57,406	145,697	314,678
Adjusted loans held for investment	$7,141,548	$6,901,645	$4,512,345
Allowance for credit losses to loans held for investment	2.01%	2.24%	2.34%
Adjusted allowance for credit losses to loans held for investment	2.03%	2.29%	2.51%
-END-